Exhibit 99.1

Allakos Announces Pricing of $150 Million Underwritten Offering of Common Stock

SAN CARLOS, Calif., September 19, 2022 (GLOBE NEWSWIRE) – Allakos Inc. (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) and AK006 for the treatment of allergic and inflammatory diseases, today announced the pricing of an underwritten offering of 29,882,000 shares of its common stock at an offering price of $5.02 per share. Investors who have agreed to purchase shares in the offering include Logos Capital, Alta Partners, Braidwell LP, BVF Partners L.P., Commodore Capital, Deep Track Capital, Frazier Life Sciences, New Enterprise Associates (NEA), RTW Investments, L.P., Surveyor Capital (a Citadel Company), TCGX, and Vivo Capital. Before deducting the underwriting discounts and commissions and estimated offering expenses, the company expects to receive total gross proceeds of approximately $150 million. All of the shares are to be sold by the company. The offering is expected to close on or about September 21, 2022, subject to satisfaction of customary closing conditions.

Jefferies is acting as the lead book-running manager and Cowen and LifeSci Capital are acting as joint book-running managers for the offering.

The shares are being offered by the company pursuant to a Registration Statement on Form S-3 previously filed and declared effective by the SEC. A prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov.

When available, a copy of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from:

Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by email at Prospectus_Deparment@jefferies.com, or by telephone at (877) 821-7388; or

Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926.

LifeSci Capital LLC, Attention: Syndicate Prospectus Department, 250 West 55th Street, 34th Floor, New York, NY 10019, by email at compliance@lifescicapital.com, or by telephone at (646) 876-5059.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, the ability and timing for the closing of the offering. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: general economic and market conditions; satisfaction of customary closing conditions related to the offering; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on March 1, 2022, Allakos’ Quarterly Report on Form 10-Q filed with the SEC on August 4, 2022, and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President and COO

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com